Exhibit (32)(b)

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Wachovia Preferred Funding Corp. (“Wachovia Funding”) for the quarter ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy J. Sloan, Chief Financial Officer of Wachovia Funding, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Wachovia Funding.

/s/     TIMOTHY J. SLOAN

Timothy J. Sloan

Senior Executive Vice President and Chief Financial Officer

May 11, 2011

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